Exhibit 10.1

[Certain information has been omitted from this exhibit pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted information has been separately filed with the Securities and Exchange Commission.]

Contract No. 15-0830

AIRCRAFT DRY LEASE AND SERVICES AGREEMENT

This Aircraft Dry Lease and Services Agreement (“Agreement”) is made and entered into effective as of June 1, 2015 (the “Effective Date”), by and between FEDERAL EXPRESS CORPORATION (“FedEx”), and MOUNTAIN AIR CARGO, INC. ("Lessee"), each a “Party” and collectively the “Parties”.

RECITALS

A.	FedEx is the registered owner of certain aircraft as described herein.

B.	Lessee desires to lease on a “dry lease” basis the aircraft to perform cargo transportation services in connection with FedEx's express package delivery business.

C.	FedEx is ready, willing and able to lease such aircraft to Lessee in accordance with the terms and subject to the conditions of this Agreement.

D.	FedEx desires to engage Lessee, as an independent contractor, to perform aircraft maintenance and cargo transportation services in connection with FedEx’s express package delivery business.

E.

Lessee is ready, willing, and able to perform such aircraft maintenance and cargo transportation services as an independent contractor in accordance with the terms and subject to the conditions of this Agreement.

AGREEMENT

FOR AND IN CONSIDERATION of the mutual covenants contained in this Agreement, and intending to be legally bound, FedEx and Lessee agree as follows:

Section 1.   Term of Agreement. (a) This Agreement is effective for a period of one (1) year commencing on the Effective Date and ending on May 31, 2016 (the “Term”).

(b)      In addition to all other rights of termination provided herein, (i) either Party may terminate this Agreement at any time with or without cause upon ninety (90) days prior written notice to the other Party; and (ii) FedEx may terminate this Agreement only as to any particular Aircraft(s) at any time with or without cause upon ten (10) days written notice to Lessee specifying such Aircraft(s) and Exhibit 1 shall thereby be amended to remove such Aircraft(s). Upon termination, FedEx shall only be liable for the Administrative Fee, Maintenance Fee and Reimbursables incurred by Lessee up to the effective date of termination.

Section 2.   Dry Lease of Aircraft. (a) FedEx hereby agrees to lease the “Aircraft” listed on Exhibit 1 attached hereto to Lessee and Lessee hereby agrees to lease the Aircraft from FedEx. Lessee will pay Rent for the Aircraft as set forth in Section 8.

(b)      Lessee will have no right, title or interest in or to the Aircraft except the right to possession and use of the Aircraft during the Term as provided for in this Agreement. Lessee will maintain throughout the Term on the side of the Aircraft, in a clearly visible location and in accordance with FAA regulations, an inscription indicating that the Aircraft is operated by Lessee.

Section 3.   Delivery, Inspection and Acceptance of the Aircraft. (a) FedEx will deliver, at its expense, the Aircraft and all applicable maintenance logs and records required for inspection of the Aircraft at such location as the Parties agree. FedEx will incur no liability to Lessee for late delivery or failure to deliver the Aircraft.

(b)      Prior to accepting the Aircraft, Lessee may inspect the Aircraft, which inspection may include a flight test at FedEx's sole expense, which expenses will be limited to those of no more than two (2) individuals. Upon completion of the flight test, FedEx will cause to be corrected at its expense defects identified during the flight test. An additional flight test will be made at FedEx's expense solely to inspect the correction of defects previously identified. If the original defects are not corrected or additional defects are noted during any additional flight test, FedEx shall cause to be corrected at its expense all such defects, and, as necessary, perform additional like flight tests at its expense.

(c)      Following successful completion of the Aircraft inspections, acceptance of the Aircraft shall occur upon Lessee executing and delivering to FedEx a Certificate of Acceptance in the form attached hereto as Exhibit 2, constituting Lessee's acceptance of the Aircraft for lease and Lessee's agreement to the statements therein.

(d)     In the event this Agreement is executed by the Parties in substitution for an existing lease pursuant to which FedEx is leasing to Lessee one (1) or more Aircrafts to be leased hereunder, then Lessee’s execution of this Agreement shall constitute Lessee's acceptance of such Aircraft for lease under this Agreement and Lessee's acknowledgment and agreement that:

(i)	the Aircraft is currently certificated by the FAA;

(ii)	the Aircraft is in good operating order, repair and condition;

(iii)	FedEx has delivered copies of all documents, manuals and data relating to the Aircraft required to be delivered by FedEx to Lessee under this Agreement;

(iv)	Lessee is satisfied that the Aircraft is suitable for Lessee's purposes;

(v)	Lessee has inspected the Aircraft, performed the flight test and all defects have been corrected; and

(vi)

THE AIRCRAFT HAS BEEN DELIVERED TO LESSEE AS-IS, WHERE IS. FEDEX SHALL NOT BE DEEMED TO HAVE MADE, AND LESSEE HEREBY DISCLAIMS, ANY AND ALL REPRESENTATIONS, WARRANTIES AND GUARANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, CONCERNING THE AIRCRAFT AND THE TESTS AND INSPECTIONS THEREOF, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. LESSEE HEREBY, ON BEHALF OF ITSELF AND ANY PERSON OR ENTITY CLAIMING BY, THROUGH OR UNDER LESSEE, IRREVOCABLY AND UNCONDITIONALLY RELEASES AND WAIVES ANY AND ALL CLAIMS AGAINST FEDEX RELATED IN ANY WAY TO THE AIRCRAFT AND THE TESTS AND INSPECTIONS THEREOF WHATSOEVER AND WHETHER OR NOT ARISING IN TORT OR OCCASIONED BY FEDEX’S NEGLIGENCE. THE FOREGOING RELEASE AND WAIVER SHALL APPLY TO ALL CLAIMS WHATSOEVER, INCLUDING WITHOUT LIMITATION, ANY CLAIMS ARISING FROM BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE. FEDEX SHALL NOT BE LIABLE TO LESSEE FOR ANY DAMAGES WHATSOEVER WITH RESPECT TO THE AIRCRAFT AND THE TESTS AND INSPECTIONS THEREOF, INCLUDING WITHOUT LIMITATION, DIRECT OR INDIRECT DAMAGES FOR PERSONAL INJURY, DEATH, PROPERTY, LOSS OF USE, LOSS OF REVENUE, LOSS OF PROFIT, LOSS OF OPPORTUNITY, LOSS OF CONTRACT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, SPECIAL OR OTHER DAMAGES.

Section 4.   Services and Routes. (a) In exchange for the Administrative Fee described in Section 8, Lessee agrees to operate and maintain the Aircraft exclusively for cargo transportation services in connection with FedEx’s express package delivery business (the “Services”).

(b)     FedEx’s Business Transaction Manual (the “Manual”), which governs the policies and procedures in connection with the Services, is incorporated by reference into this Agreement. Lessee acknowledges receipt of the Manual dated effective June 1, 2015 and agrees to follow the policies and procedures set forth therein. FedEx may, from time to time, revise the Manual. FedEx will provide notice of any revisions to the Manual at least thirty (30) days prior to implementing such revisions. Lessee shall promptly review the revisions and provide FedEx notice of any proposed changes to the revisions within ten (10) days of receipt. FedEx may, in its sole discretion, accept or reject Lessee’s proposed changes to the revisions. If FedEx rejects Lessee’s proposed changes, Lessee shall, within ten (10) days of receipt of notice of such rejection, provide notice to FedEx that it accepts the Manual or that it intends to terminate the Agreement, effective thirty (30) days from the date of such notice.

(c)     The routes to be flown by Lessee in the performance of the Services will be as requested by FedEx from time to time (each a “Route”). The Aircraft will be fueled by Lessee so as to provide an optimal payload from a safety perspective while maximizing the available cargo payload on each Route, taking into consideration all relevant flight planning and scheduling factors. Lessee will meet or exceed during each month of the Term a ninety-eight percent (98%) on-time departure rate of all Routes exclusive of cancellations or delays caused by FedEx or force majeure events.

(d)     FedEx, in its sole discretion, may eliminate, modify, or substitute any Route by giving Lessee prior notice of such elimination, modification, or substitution. FedEx will use its reasonable efforts to give Lessee at least (7) days' written notice of such elimination, modification or substitution. At FedEx’s option, a verbal notice of elimination, modification or substitution of a Route may be given to Lessee. Any such verbal notice will be followed by written notice from FedEx to Lessee. The Parties agree that any such written notice may be delivered via email transmission.

(e)     If FedEx requires Lessee to substitute a Route, Lessee may elect not to fly the substitute Route provided it gives FedEx written notice of such election within forty-eight (48) hours after receipt of the proposed substitution. If Lessee declines to fly a substitute Route, or if FedEx does not offer substitute Route(s), and thereby has no remaining Routes for any Aircraft, Lessee will return such Aircraft to FedEx in accordance with this Agreement and this Lease will immediately terminate as to such Aircraft.

(f)     Lessee shall not serve as FedEx’s exclusive or sole provider of the Services. This Agreement is not a requirements contract and FedEx shall not be obligated to purchase any minimum or maximum amount of Services from Lessee. FedEx reserves the right in its sole discretion to have the Services performed in-house by FedEx employees or by third party vendors. Lessee agrees to cooperate with any such third parties and to comply with all reasonable requests by FedEx to coordinate its activities with such other vendors.

Section 5.   Required Maintenance and Repairs. (a) Lessee will inspect, maintain, repair and overhaul the Aircraft in good order and in an airworthy condition (the “Maintenance”). The Maintenance will be performed in a good and workmanlike manner and include, but not be limited to, the following:

(i)

Compliance with the Manufacturer's Maintenance Schedule for the Aircraft or other Federal Aviation Administration (“FAA”) approved programs, and all applicable federal, state and local laws, rules, orders and regulations, including the Federal Aviation Regulations (“FARs”) (collectively, the “Laws”);

(ii)

Performance of any Airworthiness Directives, mandatory Service Bulletins (and any non-mandatory Service Bulletins specified by FedEx), and mandatory revisions to any FARs which must be accomplished during the Term or which are otherwise required to be carried out on the Aircraft in order to meet the requirements of the FAA;

(iii)	Replacement of all worn or defective aircraft components, provided such replacement item:

a. is supplied by the Aircraft manufacturer, original equipment manufacturer, or from another supplier of FAA approved components,

b. is of at least equivalent quality, value and condition as the item on the Aircraft which is replaced, and

c. has the same model number or part number as listed in the Aircraft manufacturer's parts catalogue or is approved by FedEx for use by Lessee;

(iv)	A clean physical appearance of the Aircraft to the public, including painting the Aircraft in FedEx livery as advertising for FedEx;

(v)	On-wing, routine engine repairs;

(vi)	Upkeep of log books, engine manuals, aircraft configuration data and any other documents which may be required by FedEx or the FAA; and

(vii)	Completion of any other items reasonably requested by FedEx.

(b)     Any Maintenance performed by Lessee that is determined not to be in compliance with this Agreement shall be promptly corrected by Lessee at no expense to FedEx. All replacement aircraft components shall be free and clear of all liens, encumbrances and rights of others, and upon installation, title to the aircraft component shall vest in FedEx and become subject to this Agreement. Except for aircraft components that are part of a pooling arrangement, title to any aircraft components that are removed and not reinstalled shall, upon removal, vest in FedEx.

(c)     Except as otherwise permitted by this Agreement, Lessee will not cause or permit any modification or alteration to the Aircraft, nor add or remove any equipment to or from the Aircraft without FedEx’s prior written consent. Lessee shall not pledge the credit of FedEx for any Maintenance or for any other purpose whatsoever.

(d)     FedEx will pay Lessee a Maintenance Fee, as described in Section 8, for all Maintenance performed by Lessee.

Section 6.   Storage and Use of Aircraft Components and Equipment. (a) FedEx may provide Lessee with aircraft components and tooling for Lessee’s use when performing the Maintenance and equipment for Lessee’s use when performing Services (collectively, the “FedEx Components”). Lessee will provide sufficient, secure and dedicated warehouse space for the FedEx Components. Lessee will be responsible for maintaining accurate and comprehensive records of all the FedEx Components in Lessee’s possession, including, without limitation, the completion of an annual physical inventory, details of which are set forth in the Manual. Lessee will keep all FedEx Components separate from any other goods or property owned by or in the possession of Lessee and will clearly mark all FedEx Components as the property of FedEx as follows: (i) Lessee shall mark all tooling with asset tags, engraving or etching stating “Property of FedEx”, (ii) Lessee shall place placards stating “Property of FedEx” on all shipping containers, parts racks and storage areas containing aircraft components, and (iii) Lessee shall provide such other marking of FedEx Components as FedEx may reasonably request.

(b)     Lessee’s storage and handling of the FedEx Components pursuant to this Agreement shall create a bailment by Lessee on behalf of FedEx. Title to the FedEx Components will remain with FedEx even though Lessee may have possession or control of the FedEx Components. Lessee will bear the risk of loss of or damages to the FedEx Components in Lessee’s possession or control if such loss or damage is cause by Lessee’s or its contractor’s negligence or willful misconduct. Lessee will utilize the FedEx Components only in accordance with this Agreement.

(c)     Lessee will not permit, assign, dispose of, or grant a security interest or lien in, or execute any financial or financing statement in favor of any person or entity, including but not limited to any subcontractors, other than FedEx, covering the FedEx Components. Lessee represents and warrants that it has not made any assignments, dispositions, or grants of security interests in or executed any financing statements that cover or could be deemed to cover the FedEx Components prior to the Effective Date. During the Term, Lessee will notify FedEx in writing if Lessee has knowledge of any security interest or lien that covers or could be deemed to cover the FedEx Components.

(d)     It is FedEx's responsibility (in its sole discretion) to file any necessary documents in connection with FedEx's ownership of the FedEx Components, including documents required by Article 9 of the Uniform Commercial Code. Lessee will cooperate fully with FedEx, including, without limitation, by executing any financing statement or other document which FedEx reasonably determines necessary to evidence FedEx's ownership of the FedEx Components. FedEx may require the return of the FedEx Components to FedEx at any time, and Lessee shall promptly return such FedEx Components to FedEx.

Section 7.   Operational Control and Crew Members; Safety Director. (a) Lessee will at all times have operational control over the Aircraft, all Routes performed under this Agreement and all flight operations contemplated under this Agreement. Lessee will, for the purposes of safe performance of the Routes, have the sole authority to determine whether a particular flight may be safely operated, to assign crew members for particular flights, to dispatch and release flights, to direct crew members and to initiate and terminate flights. The Captain of the Aircraft will be in command of the Aircraft and will have full authority and control in the operation of the Aircraft, full authority and control over other crew members and their duties during flight time and complete discretion concerning the operation of the Aircraft and the initiation and termination of any flight, and FedEx undertakes to accept all decisions of the Captain. The determination to so cancel any flight shall be immediately reported by the Lessee to FedEx's Global Operations Control at (800) 321-4589 and as otherwise directed in writing by FedEx.

(b)     Lessee warrants to FedEx that any crew member who operates the Aircraft will at all times: (i) meet all safety requirements established for such operation; (ii) be properly certificated by the FAA for the operation; (iii) conduct the operation in accordance with the Laws, the standards of the FAA and to the highest standards of the pilot profession; (iv) exhibit to the public a professional appearance and demeanor; and (v) be trained and qualified to handle Hazardous Materials (as defined by The United States Department of Transportation Regulations (49 C.F.R. Part 171 et. seq.)) in accordance with the Laws if transporting Hazardous Materials.

(c)     Within 60 days after the Effective Date, Lessee will staff and maintain a Director of Safety (DOS) position at Lessee's sole expense. Lessee's DOS will manage the safety performance of Lessee's organization, and be responsible for developing a high performance safety culture within Lessee’s organization. Lessee's DOS must have appropriate formal training in aviation safety and aircraft accident investigation. Lessee's DOS will serve as Lessee's liaison with the NTSB and/or FAA in the event of an incident or accident involving an aircraft operated by Lessee. Lessee's DOS will also attend annual Aviation Safety InfoShare conferences.

Section 8.   Payments. (a) Lessee will pay to FedEx, as rent for the Aircraft, the Monthly Rent set forth in Exhibit 3 hereto plus all applicable sales, use or other transaction based taxes on the rent (collectively, the “Rent”). The Rent is due and payable on or before the tenth (10th) calendar day of each month during the Term. The Rent shall be listed on the Invoice (as defined in Section 8(c)) and shall offset any fees due to Lessee on such Invoice.

(b)     FedEx shall make the following payments to Lessee:

(i)	A monthly fee (the “Administrative Fee”) for performance of the Services, in the amount set forth in Exhibit 4;

(ii)	Reimbursement of “Reimbursables” as defined in Exhibit 5 hereto; and

(iii)	A fee for Maintenance performed by Lessee (the “Maintenance Fee”), calculated in accordance with Exhibit 6.

(c)     On or before the tenth (10th) calendar day of each month of the Term, Lessee will submit to FedEx an itemized invoice (the “Invoice”) setting forth the Administrative Fee. If incurred each such month, monthly invoices for Reimbursables and the Maintenance Fee will be submitted to FedEx for payment after being settled, including determination of labor hours related to the Maintenance Fee, by the Lessee. Subject to Section 8(d), FedEx will pay such invoices within ten (10) days after receipt of an accurate and properly documented invoice.

(d)     In the event that FedEx disputes an invoice, FedEx will notify Lessee in writing of the reasons for the dispute and will remit payment for the undisputed amount. The disputed amounts will be resolved by mutual agreement between Parties.

(e)     Lessee will keep full and accurate records, and documentation to substantiate the amounts claimed in any invoice, which records will be open to audit by FedEx, or any authorized representative of FedEx, during the Term and until two (2) years after the expiration or earlier termination of this Agreement. Lessee will provide FedEx with such records in an electronic format, as mutually agreed to between the Parties, upon FedEx’s written request.

Section 9.   Taxes and Other Government Charges. (a) Subject to the provisions of Section 9, any and all applicable sales, use or similar transaction based taxes (“Tax” or “Taxes”) arising out of the Services or the lease of the Aircraft, in any manner levied, assessed or imposed by any government or subdivision or agency thereof having jurisdiction will be the sole responsibility and liability of FedEx.

(b)     Lessee agrees to provide FedEx with an invoice that separately states the amount of the charges related to Taxes. With respect to any Tax which FedEx has assumed responsibility for under this Section 9, FedEx will either (i) pay such Tax directly to the taxing jurisdiction, if permitted by law, (ii) pay such Tax to Lessee in accordance with the payment procedures, (iii) provide to Lessee an exemption certificate or letter stating that the entire charge or some portion of the charge is exempt from any such Tax, or (iv) require Lessee to obtain any available exemption certificates or letters, at Lessee’s expense, stating that the entire charge or some portion of the charge is exempt from any such Tax. If payment is made in accordance with (ii) above, upon written request of FedEx and at the expense of Lessee, Lessee will provide FedEx with evidence that the Tax has been remitted to the taxing jurisdiction.

(c)     If any Tax for which FedEx has assumed the responsibility for payment pursuant to this Section 9 is levied, assessed or imposed upon Lessee, Lessee will promptly give FedEx notice of such levy, assessment or imposition, whereupon FedEx will promptly pay and discharge the same or, in FedEx’s sole discretion and if permitted by law, will contest such liability before payment. If Lessee fails to notify FedEx in time to file a timely appeal of such levy, assessment or imposition, FedEx will be relieved of its payment obligation with respect to that Tax.

(d)     Upon the written request and at the expense of FedEx, Lessee will fully cooperate with FedEx in contesting or protesting the validity or application of any such Tax (including, but not limited to, permitting FedEx to proceed in Lessee name if required or permitted by law, provided, in each case, that such contest does not involve, or can be separated from, the contest of any Tax or issues unrelated to the transactions described in this Agreement). FedEx will also have the right to participate in any contest conducted by the Lessee with respect to a Tax or other charge for which FedEx has assumed the responsibility for payment under this Section 9, including, without limitation, the right to attend conferences with the taxing authority and the right to review submissions to the taxing authority or any court to the extent such contest does not involve, or can be separated from, the contest of any Tax or issues unrelated to the transactions described in this Agreement. In the event Lessee will receive a refund of all or any part of such Tax which FedEx has paid and discharged, the amount of such refund will promptly be remitted to FedEx by Lessee, less any expenses of Lessee incurred in contesting the validity or application of any such Tax, not previously reimbursed by FedEx.

Section 10.   Lessee's Compliance Responsibility. (a) To the extent applicable to Lessee, Lessee agrees to comply with the affirmative action requirements applicable to contracts with U.S. government contractors as set forth in Title 41 of the Code of Federal Regulations. The provisions of said regulations are incorporated by reference into this Agreement. Lessee hereby further agrees to employ only persons who are legally authorized to work in the United States and to have an I-9 employment authorization form, if required, for each person employed by it.

(b)     Prior to the performance of Services, Lessee will provide evidence satisfactory to FedEx that Lessee has in place a Drug Testing Program for its employees or subcontractors who perform safety-sensitive or security related services in compliance with 14 C.F.R. Parts 121 and 135 and Appendix I to Part 121 (the "Appendix"). If FedEx discovers at any time during the Term that Lessee, its employees or subcontractors are not in full compliance with the Appendix, FedEx shall have the right, in addition to any and all other remedies at law or in equity, to immediately terminate the Agreement and secure a replacement contractor, with no further obligations or liabilities to Lessee.

(c)     Lessee shall fully and punctually comply with all screening, background checks and other security requirements that any public authority having jurisdiction by virtue of the Laws (including, to the extent applicable, the Transportation Security Administration) has established or may later establish.

Section 11.   FedEx's Right to Inspect and Flight Test. Without notice to Lessee, FedEx or its authorized representatives may conduct a flight test and inspect the Aircraft, its books, logs and records, but FedEx has no duty to make any such inspection and will incur no liability by reason of not making same. Within ten (10) days of FedEx’s request, Lessee will prepare and provide to FedEx a written summary of Lessee's performance of the Maintenance and the Aircraft’s compliance with the Laws.

Section 12.   Risk of Loss and Indemnity. (a) Pursuant to this Agreement, Lessee is responsible for the care, custody and control the Aircraft and, except for damage caused by the intentional or negligent acts of FedEx, Lessee accepts the risk of damage or loss to the Aircraft during the Term. FedEx will not be liable to Lessee for any damage to or loss or destruction of the Aircraft caused by a third party, or for any loss, damage, or expense of any kind caused directly or indirectly by Lessee's use, maintenance, handling, hangaring or storage of the Aircraft, or loads thereon, or the repairs, servicing, or adjustment to the Aircraft, or because the Aircraft is, or has become, unsuitable or unserviceable, or for an interruption of service or loss of the Aircraft's use, or for any loss of business or damage. FedEx assumes no liability for any acts or omissions of Lessee or Lessee's agents, servants, or employees, or for damage, loss or destruction of any property of Lessee or persons in privity with Lessee, unless damage, loss or destruction of such property is caused by the intentional or negligent acts of FedEx.

(b)     Lessee hereby agrees to indemnify, defend and hold harmless FedEx, its Parent Corporation and its Affiliates, their officers, directors, members, agents and employees from any and all liabilities, damages, losses, expenses, demands, suits, or judgments, including all reasonable attorneys' fees, costs, and expenses incidental thereto, resulting from: (i) Lessee’s breach or non-performance of any obligations, warranties, representations, terms or conditions contained in this Agreement; (ii) Lessee's negligence or willful misconduct, (iii) any claim for payment made by a subcontractor, agent, or employee of Lessee; and (iv) the use of the FedEx Components by a subcontractor of Lessee. Lessee's obligation to so indemnify, defend and hold harmless FedEx will survive the expiration or earlier termination of this Agreement.

Section 13.   Insurance. (a) During the Term, Lessee will procure and maintain a policy or policies of insurance with coverage as follows:

(i)

Commercial Aviation General Liability Insurance including premises liability, hangarkeepers liability, products and completed operations, and personal and advertising injury liability with a combined single limit of liability of not less than $[Information has been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted information has been separately filed with the Securities and Exchange Commission.] per occurrence, which policy or policies will name FedEx, its officers, directors, agents and employees as additional insureds (the “FedEx Additional Insureds”).

(ii)

Worker's Compensation insurance in such amounts as may be required by applicable statutes. Employee's Liability Insurance with minimum limits of $[Information has been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted information has been separately filed with the Securities and Exchange Commission.] per occurrence shall be carried for all states.

(iii)

Auto Liability Insurance in an amount not less than $[Information has been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted information has been separately filed with the Securities and Exchange Commission.] per occurrence, or maintain auto on premises coverage under aviation general liability, naming FedEx, its officers, directors, agents and employees as additional insured.

(b)     Lessee waives and releases, to the extent of the proceeds that are or would be payable to it in respect of Lessee’s Commercial Aviation General Liability insurance policy any and all rights of recovery, claim, action or cause of action that it may now or later have against FedEx and the FedEx Additional Insureds, by virtue of any loss or damage that may occur to property or person, regardless of cause or origin, including, without limitation, the negligence of FedEx or the FedEx Additional Insureds. Because this Section 13(b) will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, Lessee will promptly give the insurance company that has issued to it the Commercial Aviation General Liability insurance policy, written notice of the waiver contained in this Section 13(b), and to have the insurance policy properly endorsed, if necessary, to prevent the invalidation of the insurance coverage by reason of the waiver contained in Section 13(b), and to secure from Lessee’s insurer a waiver of the insurer’s subrogation rights.

(c)     During the Term, FedEx will procure and maintain a policy or policies of insurance with coverage as follows:

(i)	Aviation Hull Insurance for all aircraft owned, leased or chartered and for aircraft which have been leased to others to be operated by air crews of others as agreed to with respect to the Services.

(ii)

Aviation Liability Insurance with total liability of all damages because of all bodily injury, property damage and personal injury and in the amount of at least $[Information has been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted information has been separately filed with the Securities and Exchange Commission.] per occurrence, with respect to the Services, which policy or policies will name Lessee, its officers, directors, agents and employees as additional insureds.

(d)     For each insurable claim arising under FedEx’s insurance policies of Aircraft Hull or Aircraft Liability, FedEx will be responsible for full payment of any deductibles regardless of the cause of the claim.

(e)     Each Party’s policies of insurance required under this Agreement will provide for a minimum of thirty 30 days written notice to the other Party in the event of alteration, non-renewal, or cancellation. Within 10 days of the Effective Date, each Party will deliver to the other Party copies of insurance certificates reflecting each Party’s insurance obligations under this Agreement. FedEx and Lessee agree that, if any policy or policies of insurance carried by it as required by this Agreement, are materially altered or cancelled, it will immediately obtain other policies providing coverage identical to such policies.

Section 14.   Limitation of Liability. Notwithstanding any other provision of this Agreement and regardless of the deductible provisions in the insurance policies of Aircraft Hull or Aircraft Liability that FedEx is required to maintain under this Agreement, the limit of Lessee’s liability to FedEx or to any third party for each insurable claim arising under FedEx’s insurance policies of Aircraft Hull or Aircraft Liability, will be capped on a per occurrence basis as follows (collectively, the “Cap”):

(i)	$0.00 if the insurable claim is caused by the intentional or negligent acts of FedEx or third party contractors or agents of FedEx or an act of God;

(ii)	$10,000.00 for C208 Aircraft and $20,000.00 for ATR42/72 Aircraft, if the insurable claim is caused by the negligence of Lessee or third party contractors or agents of Lessee; and

(iii)

$25,000.00 for C208 Aircraft and $50,000.00 for ATR42/72 Aircraft, if the insurable claim is caused by the willful misconduct or gross negligence of Lessee or third party contractors or agents of Lessee.

Lessee shall cooperate with FedEx and its representatives in investigating any insurable claim. FedEx shall make the determination as to the amount of the Cap which applies to any incident and shall inform Lessee of such determination within ten (10) days of completion of its investigation.

Section 15.   Reporting Loss or Damage to Aircraft. In the event of a total loss of or damage to an Aircraft, Lessee will promptly report such loss or damage to FedEx and all concerned governmental agencies, and furnish such information and execute such documents as may be necessary for FedEx to collect the proceeds of all applicable insurance policies. All press releases after any initial legally required notifications and acknowledgement of the event will be coordinated with FedEx prior to release.

Section 16.   Prohibition Against Sublease, Assignment and Third Party Use. (a) Lessee will not sublet, mortgage, pledge, sell, or otherwise encumber or dispose of the Aircraft, nor assign or transfer this Agreement or any interest herein.

(b)     Lessee will operate the Aircraft solely for the performance of Services for FedEx, unless Lessee receives the prior written consent of FedEx for another use. FedEx may in its sole discretion approve or reject such other operation of the Aircraft. Lessee will be solely responsible for the operation of the Aircraft for third parties and will not operate the Aircraft in such a manner as to violate the provisions of this Agreement, any applicable insurance policies or the Laws.

Section 17.   Prohibition Against Liens and Adverse Claims. (a) Lessee will not fail to make timely payment for any fuels, parts, materials, supplies or services furnished to or for the Aircraft, or for labor performed on the Aircraft nor allow the creation of any lien on the Aircraft from such failure. Lessee will not directly or indirectly create, incur, assume or suffer to exist, and will promptly take such action as may be necessary to discharge any lien on or with respect to this Agreement or the Aircraft. The expense of such action and discharge will be at Lessee's sole cost and expense which will not be reimbursed by FedEx to Lessee.

(b)     Lessee shall not do, and will not permit any act which could reasonably be expected to jeopardize FedEx’s title in the Aircraft or result in the Aircraft being arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of Lessee. If any such event occurs, Lessee will at its expense give FedEx immediate notice thereof and perfect recognition of FedEx’s title in the Aircraft or procure the prompt release of the Aircraft from such adverse claims.

Section 18.   Notice of Litigation. In the event that the Aircraft, or its use, operation, transportation, storage, repair or maintenance, or any other activity pertaining to the Aircraft, or any fee or charge for any of the foregoing becomes the subject of or is otherwise connected with any litigation, whether or not Lessee is a party to such litigation, Lessee will promptly give notice and details of such litigation to FedEx, and will thereafter keep FedEx advised as to the progress of such litigation.

Section 19.   Events of Default. Either Party may terminate this Agreement upon five (5) days prior written notice to the other Party following the occurrence of a Default. For purposes hereof, “Default” shall mean the breach or non-performance of any obligations, warranties, representations, terms or conditions contained in this Agreement that is not cured within the Cure Period. A Default shall not be deemed to have occurred unless the non-defaulting Party has given written notice to the defaulting Party specifying in reasonable detail the event or events that are believed to constitute the Default. The Party receiving the notice of Default shall have a cure period of ten (10) days in which to take the necessary actions to cure the Default (the “Cure Period”). No Default will be deemed to have occurred if the Default is cured within the Cure Period. Notwithstanding the foregoing, the defaulting Party shall remain liable to the non-defaulting Party for any damages incurred by the non-defaulting Party due to the Default even if such Default is cured or this Agreement is terminated.

Section 20.   FedEx May Assign and Encumber. FedEx reserves the right at any time to encumber the Aircraft with chattel mortgages or other security agreements which will constitute rights superior to those created by or arising under the terms of this Agreement. FedEx's right, title and interest in and to this Agreement and the Aircraft may be transferred and assigned by FedEx with written notice to Lessee. In such event, FedEx's assignee will have all of the rights, powers, privileges and remedies of FedEx hereunder. Lessee will not be entitled to terminate or amend this Agreement without the written consent of such assignee and Lessee agrees unconditionally, upon receipt of notice of an assignment, to pay to the assignee, at the address of assignee provided to Lessee, all other sums due by Lessee under this Agreement. Any such assignment will not relieve Lessee of any of its obligations to FedEx. The rights of an assignee will be free from all claims, defenses, set-offs or counterclaims which Lessee may be entitled to assert against FedEx but Lessee may assert separately against FedEx matters which Lessee is entitled to assert under this Agreement.

Section 21.   Return of Aircraft Upon Termination. (a) Upon the expiration of the Term or earlier termination of this Agreement, Lessee will redeliver the Aircraft to FedEx in Memphis, Tennessee, or such other location as designated by FedEx, free of liens and in as good condition as when received by Lessee, normal wear and tear excepted, with all systems functioning properly and in full compliance with the Laws. In addition, Lessee will deliver copies of all documents, manuals and data relating to the Aircraft. In the event FedEx and Lessee are executing this Agreement in substitution for an existing lease pursuant to which FedEx is leasing to Lessee one (1) or more of the Aircraft to be leased hereunder, then with respect to such Aircraft, Lessee will redeliver the Aircraft to FedEx in Memphis, Tennessee, or such other location as designated by FedEx in as good condition as when received by Lessee under such prior lease, normal wear and tear accepted with all systems functioning properly and in full compliance with the Laws.

(b)     If in FedEx's reasonable judgment the resale value of the Aircraft upon its return from Lessee is reduced because of Lessee's unauthorized modification of the Aircraft or Lessee's unauthorized addition or deletion of equipment in violation of this Agreement, FedEx in its sole discretion may elect to receive from Lessee either an amount equal to the cost of restoring the Aircraft to its original condition or an amount equal to the reduction in the resale value.

Section 22.   Independent Contractor Relationship. (a) The Parties intend that an independent contractor relationship between Lessee and FedEx will be created by this Agreement. FedEx is interested only in the results of the Lessee’s work and shall not exercise any control over the conduct or supervision of the work or the means of Lessee’s performance.

(b)     FedEx and Lessee acknowledge, understand and agree that:

(i)	Lessee and its employees, agents, representatives, crew members, pilots and captains (collectively, “Representatives”) are not employees of FedEx;

(ii)	Lessee, through its Representatives, provides the Services to FedEx as an independent contractor;

(iii)	Lessee, through its Representatives, is to render the Services to FedEx in the course of an independent contractor relationship, retaining the right to adopt its own means and methods;

(iv)	Lessee and its Representatives are independent from FedEx except as to final results contemplated by this Agreement;

(v)	Representatives are not paid directly from FedEx, and Lessee is solely responsible for paying its Representatives; and

(vi)	Neither Lessee nor any Representative shall have any authority or power, express or implied, to accept any order on behalf of FedEx or to bind or obligate FedEx with respect to any matter.

(c)     Accordingly, Lessee shall have full responsibility for its Representative’s collection, reporting, withholding, filing and payment of all international, federal, state and local taxes and contribution, including penalties and interest, imposed pursuant to unemployment insurance, social security, income tax, workers’ compensation or any other similar statute. Lessee shall indemnify and hold FedEx harmless for any liability resulting from any Representative of Lessee claiming to be an employee of FedEx, including, but not limited to, any claim on the part of Lessee’s Representative to benefits FedEx provides to its employees.

(d)     Lessee agrees to provide FedEx with any financial information as FedEx may reasonably request (including but not limited to annual audited financial statements) to allow FedEx to determine the percentage of the Lessee’s total revenue that is attributable to the Services performed pursuant to this Agreement. FedEx may terminate this Agreement upon written notice to Lessee if any one of the following occurs: (i) 60% or more of Lessee’s revenue (excluding Reimbursables) is derived from the Services performed pursuant to this Agreement; (ii) FedEx becomes Lessee’s only customer; or (iii) Lessee employs less than 6 employees.

Section 23.   Confidentiality of Information. (a) During the Term, each Party (a "Disclosing Party") may disclose, or each Party (a "Receiving Party") may obtain access to certain valuable, confidential, and proprietary information or materials from the Disclosing Party related to the Disclosing Party's business ("Information"). Information shall be deemed to include, without limitation, the terms of this Agreement and all information and data obtained directly or indirectly from the Disclosing Party in connection with this Agreement. The Receiving Party acknowledges the confidential character of the Information and agrees that all such Information is the sole and exclusive property of the Disclosing Party. Accordingly, the Receiving Party agrees to hold all Information it obtains from or about the Disclosing Party in strictest confidence, not to reproduce any of the Information without the Disclosing Party's written consent, not to use such Information, other than for the performance of the Services or as otherwise provided in this Agreement, and to cause its Parent Corporation, Affiliates, employees, professionals or subcontractors to whom such Information is transmitted to be bound by the same obligation of confidentiality to which the Receiving Party is bound. The Receiving Party shall not communicate Information in any form to any third party without the Disclosing Party's prior written consent, other than for the performance of the Services or as otherwise contemplated by this Agreement. In the event of any violation of this Section 23, the Disclosing Party shall be entitled to seek preliminary and permanent injunctive relief as well as an equitable accounting of all profits or benefits arising out of such violation, which remedy shall be in addition to any other rights or remedies to which the Disclosing Party may be entitled. For purposes of this Agreement, Information shall also be deemed to include, without limitation, the confidential and proprietary information of any entity owning all or a majority of the Disclosing Party's outstanding corporate stock or other ownership interests ("Parent Corporation") and of any entity a majority or all of whose corporate stock or other ownership interests is owned, directly or indirectly, by the Parent Corporation ("Affiliate"), whether such Information is provided to the Receiving Party by the Disclosing Party, the Parent Corporation or any Affiliate.

(b)     The foregoing shall not apply to Information that: (i) is or becomes generally available to the public through no wrongful act of the Receiving Party; (ii) the Receiving Party can show by written records in such Party’s files that such Information was in the Receiving Party’s possession without any confidentiality obligation prior to disclosure by the Disclosing Party (iii) the Receiving Party at any time lawfully obtains from a third party under circumstances permitting its disclosure; (iv) is compelled to be disclosed pursuant to the lawful requirement of a governmental agency or required by operation of law; provided that the Receiving Party shall promptly notify the Disclosing Party of such demand and tender to the Disclosing Party the defense of such demand and assist the Disclosing Party, at Disclosing Party’s expense, in obtaining a protective order. Unless the demand shall have been timely limited, quashed or extended, the Receiving Party shall thereafter be entitled to comply with such demand but only to the extent required by law; or (v) the Receiving Party independently develops without reliance upon or use of the Disclosing Party's Information.

(c)     The obligations of the Parties as set forth in this Section 23 shall survive the expiration or earlier termination of this Agreement for a period of 2 years.

Section 24.   Marketing. Lessee shall not in any manner advertise or publish the fact that it has furnished the Services or contracted with FedEx without the prior written consent of FedEx. Prior to printing and publishing any item or material displaying any of FedEx's logos, trademarks, images, brand related materials or any press release referring to FedEx, Lessee will obtain FedEx's prior written approval of the text, layout and graphics contained in the item, material or press release. Further, all copy for any commercial announcement (e.g., website) will be provided by FedEx or approved by FedEx in advance. If FedEx rejects the proposed item, copy, material or press release, Lessee will make such changes as FedEx desires in its sole discretion, which changes will be subject to the further review and written approval of FedEx.

Section 25   Miscellaneous. (a) Time is of the essence for all purposes under this Agreement.

(b)     All section headings and captions used in this Agreement are purely for convenience or reference only, and shall not affect the interpretation of this Agreement.

(c)     As a transportation company, FedEx may enter into certain contracts which are governed by federal law (for example, but not limited to, contracts for the carriage of goods). To the extent all or any portion of this Agreement is not governed by federal law, however, this Agreement shall be governed by and construed according to the laws of the State of Tennessee, without regard to any conflict of law provision. In furtherance of each Party’s responsibilities under this Agreement, each Party will, and cause its agents and subcontractors to, at all times strictly comply with all applicable United States and local laws, rules and regulations, including without limitation, those concerning foreign corrupt practices and anti-bribery, such as the Foreign Corrupt Practice Act (15 U.S.C. § 78dd-1, et seq.).

(d)     In addition to such other rights as FedEx may have, FedEx shall have the right to immediately terminate this Agreement upon any change in the majority ownership or voting control of the capital stock, business, or assets of Lessee. Lessee shall promptly notify FedEx in writing of any such change in control of the Lessee.

(e)     Each Party agrees that it will take such actions, provide such documents, do such things and provide such further assurances as may reasonably be requested by the other Party during the Term.

(f)     All exhibits described in this Agreement shall be deemed to be incorporated in and made a part of this Agreement, except that if there is any inconsistency between this Agreement and the provisions of any exhibit, the provisions of this Agreement shall control. Terms used in an exhibit and also used in this Agreement shall have the same meaning.

(g)     Except for FedEx’s right to update the Manual upon written notice to Lessee, this Agreement shall not be modified except by written agreement signed by both Parties. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired.

(h)     The failure of a Party at any time to require performance by the other Party of any provision of this Agreement shall in no way affect that Party's right to enforce such provision, nor shall the waiver by a Party of any breach of any provision of this Agreement be taken or held to be a waiver of any further breach of the same provision or any other provision.

(i)     The provisions of this Agreement which by their nature extend beyond the expiration or earlier termination of the Agreement will survive and remain in effect until all obligations are satisfied.

(j)     Notices given under this Agreement shall be in writing and shall be deemed to have been given and delivered when received, if sent by the United States Mail, certified or registered mail, with postage prepaid and addressed, or sent by way of FedEx Express service to the following addresses or to such other address provided to the other Party by written notification:

If to FedEx: With a copy to:

Federal Express Corporation

Feeder Aircraft Operations

2955 Republican Drive

Memphis, TN 38118

Attn:Managing Director

Federal Express Corporation

Legal Department

3620 Hacks Cross Rd

Building B, 3rd Floor

Memphis, TN 38125

Attn:Business Transactions Group, Managing Director

If to Lessee:	Mountain Air Cargo, Inc. Attn: Rob Norton 3524 Airport Road Maiden, NC 28650

(k)     This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument.

(l)     This Agreement constitutes the entire agreement and understanding of the Parties on the subject matter hereof, and, as of the Effective Date, supersedes all prior agreements, whether written or oral, between the Parties concerning the subject matter hereof.

(m)     This Agreement shall not be valid nor binding upon FedEx unless it shall have been executed by an officer of FedEx. No hand written changes to this Agreement shall be effective unless initialed by FedEx's attorney. Each Party represents and warrants that (i) it has the authority to execute, deliver and perform this Agreement and its obligations and responsibilities hereunder; and (ii) the performance of such obligations and responsibilities will not result in any breach of any terms or conditions of, or constitute a default under any commitment, agreement, contract, or obligation to which it is a party or by which it is bound.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have made and executed this Agreement as of the Effective Date.

FEDERAL EXPRESS CORPORATION		MOUNTAIN AIR CARGO, INC.

By:	/s/ Bill West, Jr.	By:	/s/ Robert G. Norton

Print Name: Bill West, Jr.		Print Name: Robert G. Norton

Title:	Vice President	Title:	CEO

Approved Legal Department /s/ ACT 5-18-15

Exhibit 1

To That Certain

Aircraft Dry Lease and Services Agreement

Between

Mountain Air Cargo, Inc.

("Lessee")

and

Federal Express Corporation

("FedEx")

Dated June 1, 2015

CESSNA C208B AIRCRAFT

AIRCRAFT TYPE	AIRCRAFT MANUFACTURER	MANUFACTURER’S SERIAL NUMBER	FAA REGISTRATION #
C208B	Cessna Aircraft Company	208B2369	985FX
C208B	Cessna Aircraft Company	208B2377	986FX
C208B	Cessna Aircraft Company	208B2390	987FX
C208B	Cessna Aircraft Company	208B2400	988FX
C208B	Cessna Aircraft Company	208B2403	989FX
C208B	Cessna Aircraft Company	208B0489	742FX
C208B	Cessna Aircraft Company	208B0484	740FX
C208B	Cessna Aircraft Company	208B0474	729FX
C208B	Cessna Aircraft Company	208B0453	721FX
C208B	Cessna Aircraft Company	208B0440	715FX
C208B	Cessna Aircraft Company	208B0231	999FE
C208B	Cessna Aircraft Company	208B0098	973FE
C208B	Cessna Aircraft Company	208B0088	967FE
C208B	Cessna Aircraft Company	208B0078	962FE
C208B	Cessna Aircraft Company	208B0066	955FE
C208B	Cessna Aircraft Company	208B0043	943FE
C208B	Cessna Aircraft Company	208B0038	938FE
C208B	Cessna Aircraft Company	208B0027	927FE
C208B	Cessna Aircraft Company	208B0024	924FE
C208B	Cessna Aircraft Company	208B0021	921FE
C208B	Cessna Aircraft Company	208B0005	905FE
C208B	Cessna Aircraft Company	208B0216	887FE
C208B	Cessna Aircraft Company	208B0204	881FE
C208B	Cessna Aircraft Company	208B0211	878FE
C208B	Cessna Aircraft Company	208B0205	874FE

C208B	Cessna Aircraft Company	208B0195	869FE
C208B	Cessna Aircraft Company	208B0189	866FE
C208B	Cessna Aircraft Company	208B0184	862FE
C208B	Cessna Aircraft Company	208B0203	855FE
C208B	Cessna Aircraft Company	208B0170	853FE
C208B	Cessna Aircraft Company	208B0162	849FE
C208B	Cessna Aircraft Company	208B0158	848FE
C208B	Cessna Aircraft Company	208B0156	847FE
C208B	Cessna Aircraft Company	208B0225	831FE
C208B	Cessna Aircraft Company	208B0290	792FE
C208B	Cessna Aircraft Company	208B0258	764FE
C208B	Cessna Aircraft Company	208B0238	747FE

ATR42/72 AIRCRAFT

AIRCRAFT TYPE	AIRCRAFT MANUFACTURER	MANUFACTURER’S SERIAL NUMBER	FAA REGISTRATION #
ATR42	AEROSPATIALE/AERITALIA	325	920FX
ATR42	AEROSPATIALE/AERITALIA	262	918FX
ATR42	AEROSPATIALE/AERITALIA	314	916FX
ATR42	AEROSPATIALE/AERITALIA	269	915FX
ATR42	AEROSPATIALE/AERITALIA	293	914FX
ATR42	AEROSPATIALE/AERITALIA	277	910FX
ATR42	AEROSPATIALE/AERITALIA	275	909FX
ATR42	AEROSPATIALE/AERITALIA	286	907FX
ATR42	AEROSPATIALE/AERITALIA	280	906FX
ATR72	AEROSPATIALE	253	821FX
ATR72	AEROSPATIALE	248	820FX
ATR72	AEROSPATIALE	404	812FX
ATR72	AEROSPATIALE	283	811FX
ATR72	AEROSPATIALE	220	810FX
ATR72	AEROSPATIALE/AERITALIA	375	806FX
ATR72	AEROSPATIALE	370	804FX
ATR72	AEROSPATIALE	344	802FX
ATR72	AEROSPATIALE/ALENIA	336	800FX

Exhibit 2

To That Certain

Aircraft Dry Lease and Services Agreement

Between

Mountain Air Cargo, Inc.

("Lessee")

and

Federal Express Corporation

("FedEx")

Dated June 1, 2015

CERTIFICATE OF AIRCRAFT ACCEPTANCE

AND ACKNOWLEDGEMENT

Mountain Air Cargo, Inc. (“Lessee”) does hereby accept delivery of                 Aircraft, Manufacturer's Serial Number        , Federal Aviation Administration Registration Number                , together with all fixed equipment, parts, components and accessories installed thereon, including engines, from FEDERAL EXPRESS CORPORATION, and such delivery having been made at                     , at         (a.m./p.m.) on the        day of                   , 20___, in accordance with the Agreement between Lessee and FEDERAL EXPRESS CORPORATION dated as of                  , 2015. Lessee does hereby acknowledge and agree to the following:

(A)	the Aircraft is currently certificated by the FAA;

(B)	the Aircraft is in good operating order, repair and condition;

(C)	FedEx has delivered copies of all documents, manuals and data relating to the Aircraft required to be delivered by FedEx to Lessee under the Agreement;

(D)	Lessee is satisfied that the Aircraft is suitable for Lessee to fulfill its obligations under the Agreement;

(E)	Lessee has inspected the Aircraft, performed the flight test and all defects have been corrected; and

(F)

THE AIRCRAFT SHALL BE DELIVERED TO LESSEE AS-IS, WHERE IS. FEDEX SHALL NOT BE DEEMED TO HAVE MADE, AND LESSEE HEREBY DISCLAIMS, ANY AND ALL REPRESENTATIONS, WARRANTIES AND GUARANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, CONCERNING THE AIRCRAFT AND THE TESTS AND INSPECTIONS THEREOF, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. LESSEE hereby, on behalf of itself and any PERSON OR ENTITY claiming by, through or under LESSEE, irrevocably AND UNCONDITIONALLY releases and waives any and all claims against FEDEX related in any way to THE AIRCRAFT AND THE TESTS AND INSPECTIONS THEREOF WHATSOEVER and whether or not arising in tort or occasioned by FedEx’s negligence. The foregoing release and waiver shall apply to all claims whatsoever, including without limitation, any claims arising from breach of contract, tort (INCLUDING NEGLIGENCE), strict liability or otherwise. FEDEX SHALL NOT BE LIABLE to LESSEE FOR ANY damages whatsoever WITH RESPECT TO THE AIRCRAFT AND THE TESTS AND INSPECTIONS THEREOF, including without limitation, direct or indirect DAMAGES FOR PERSONAL INJURY, DEATH, property, loss of use, loss of revenue, loss of profit, loss of opportunity, loss of contract, incidental, consequential, punitive, exemplary, special OR other DAMAGES.

MOUNTAIN AIR CARGO, INC.

By:

Name:
Title:
Date:

Exhibit 3

To That Certain

Aircraft Dry Lease and Services Agreement

Between

Mountain Air Cargo, Inc.

("Lessee")

and

Federal Express Corporation

("FedEx")

Dated June 1, 2015

MONTHLY RENT

Lessee shall pay to FedEx monthly rent (the “Monthly Rent”) of $[Information has been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted information has been separately filed with the Securities and Exchange Commission.] per month for each ATR72 or ATR42 Aircraft and $[Information has been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted information has been separately filed with the Securities and Exchange Commission.] per month for each Cessna C208B Aircraft.

Exhibit 4

To That Certain

Aircraft Dry Lease and Services Agreement

Between

Mountain Air Cargo, Inc.

("Lessee")

and

Federal Express Corporation

("FedEx")

Dated June 1, 2015

ADMINISTRATIVE FEES

Subject to adjustments as set forth below, FedEx will pay Lessee an Administrative Fee of $[Information has been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted information has been separately filed with the Securities and Exchange Commission.] per month for each ATR72 or ATR42 Aircraft, and $[Information has been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted information has been separately filed with the Securities and Exchange Commission.] per month for each Cessna C208B Aircraft, in Lessee’s possession on the first day of such month. No Administrative Fee will be paid for Aircraft not in the Lessee’s possession on the first day of a month.

The foregoing Administrative Fee will be adjusted as follows in each event:

increase by $[Information has been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted information has been separately filed with the Securities and Exchange Commission.] per month for an ATR72 or ATR42 Aircraft, and $[Information has been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted information has been separately filed with the Securities and Exchange Commission.] per month for a Cessna C208B Aircraft, while it is routinely and substantially operated beyond the international borders of the United States of America;

increase by $[Information has been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted information has been separately filed with the Securities and Exchange Commission.] per month for an ATR72 or ATR42 Aircraft, and $[Information has been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted information has been separately filed with the Securities and Exchange Commission.] per month for a Cessna C208B Aircraft, while it is flown on a scheduled 'By-Pass and Bleed-Off' (BABO) or Weekend route. "BABO" shall mean occasions where an aircraft is double-turned during the normal weekly schedule to fly into a regional hub sort facility in addition to a trunk-to-feeder city route. "Weekend route" shall mean a route that is flown in the Saturday PM to Monday AM timeframe; and

decrease by $[Information has been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted information has been separately filed with the Securities and Exchange Commission.] per month for an ATR72 or ATR42 Aircraft, and $[Information has been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted information has been separately filed with the Securities and Exchange Commission.] per month for a Cessna C208B Aircraft, while it is maintained in an airworthy and 'parked' status.

[Information has been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted information has been separately filed with the Securities and Exchange Commission.] Any change in the Administrative Fee will be valid only after both Parties enter into a written amendment to this Agreement reflecting such change.

Exhibit 5

To That Certain

Aircraft Dry Lease and Services Agreement

Between

Mountain Air Cargo, Inc.

("Lessee")

and

Federal Express Corporation

("FedEx")

Dated June 1, 2015

REIMBURSABLES

FedEx will reimburse Lessee for expenses directly related to the maintenance and operation of the Aircraft as specifically identified in this Agreement or the Manual or otherwise authorized by FedEx (the “Reimbursables”). Unless otherwise specifically agreed in writing by FedEx in advance in each case, FedEx will not reimburse Lessee for expenses incurred in carrying out Lessee’s day-to-day activities that are not directly related to the maintenance and operation of the Aircraft.

Specific expenses for which FedEx will not reimburse Lessee, unless otherwise specifically agreed in writing by FedEx in advance in each case, include, but are not limited to:

●	Management and administrative personnel salary and benefits,
●	Management and administrative personnel travel expenses,
●	Pilot supplies including Jeppesen charts and uniforms,
●	Dispatch operations,
●	Clerical support,
●	Employee recruiting and screening,
●	Drug and alcohol screening/testing, including pre-employment screenings,
●	Eye tests (including NDT certification tests)
●	Facilities (e.g. rent and maintenance),
●	Office furniture/equipment/supplies,
●	Communications (telephones, pagers, cell phones, faxes) except “floater pilot” cell phones,

●	Insurance premiums,
●	Legal, accounting, or banking fees,
●	Security deposits (facilities, airports, letters of credit, and other third parties),
●	Interest payments,
●	Utility fees,
●	Business licenses,
●	Income taxes,
●	Postage fees for paperwork (not parts), and
●	Vendor cash discounts allowed, but not taken.

Each month, Lessee will include in its invoice to FedEx an itemized list of Lessee's reasonable and actual documented Reimbursables. FedEx must pre-approve any costs that are not part of the Reimbursables.

Lessee will submit the Reimbursables to FedEx within thirty (30) days of the Reimbursables being incurred or, if the Reimbursable relates to goods or services provided by a third party, within thirty (30) days of receipt of an invoice for such goods or services from the third party.

Exhibit 6

To That Certain

Aircraft Dry Lease and Services Agreement

Between

Mountain Air Cargo, Inc.

("Lessee")

and

Federal Express Corporation

("FedEx")

Dated June 1, 2015

MAINTENANCE FEE

FedEx will pay Lessee a Maintenance Fee, calculated as follows:

Number of hours spent by Lessee performing Maintenance in the prior month multiplied by the Maintenance Labor Rate.

The Maintenance Labor Rate is $[Information has been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted information has been separately filed with the Securities and Exchange Commission.].

Lessee will include in its invoice to FedEx an itemized list of the Maintenance performed, including sequenced work order numbers, and hours required to complete each item of Maintenance.